UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

APRIL 28, 2023

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)  On April 28, 2023, Stephen L. Faulkner, Jr. (Larry), age 51, the Controller and Chief Accounting Officer of Empire Petroleum Corporation (the “Company”) was promoted to Chief Financial Officer of the Company. Mr. Faulkner will also continue to serve as Chief Accounting Officer of the Company but he will no longer serve as Controller. Mr. Faulkner will report to Michael R. Morrisett, the Company’s President and Chief Executive Officer. In conjunction with Mr. Faulkner’s appointment as Chief Financial Officer, Mr. Morrisett relinquished his duties as principal financial officer of the Company.

Mr. Faulkner has served as Chief Accounting Officer of the Company since December 2022. He served as Controller of the Company from December 2022 to April 2023. He served as Chief Financial Officer of the Lobeck Taylor Family Foundation, which supports entrepreneurial and innovation enterprises, from February 2022 until December 2022. From November 2014 to March 2021, he served as Vice President, Controller and Chief Accounting Officer of WPX Energy Inc., a publicly traded oil and gas exploration and production company with approximately $10 billion in assets prior to its merger with Devon Energy Corporation in 2021. He served as Accounting Director of WPX from January 2012 to November 2014. From September 2008 to December 2011, he was Director, Financial and Operational Reporting Group for the exploration and production business unit of The Williams Companies, Inc. and from April 1999 to May 2004, he was Manager, Financial Reporting of The Williams Companies. He served as Accounting Director with Vanguard Car Rental USA Inc. from May 2004 to May 2008. Mr. Faulkner was an auditor with Ernst & Young LLP from 1994 to April 1999. Mr. Faulkner has a Bachelor’s Degree in Accounting from Oklahoma State University.

Mr. Faulkner is eligible for equity awards under the Company’s equity incentive plan at the discretion of the Board of Directors of the Company. Mr. Faulkner will earn a base salary of $260,000 per year. He will be eligible to receive annual bonuses at the discretion of the Board of Directors of the Company.

(d)          On April 28, 2023, the Board of Directors of the Company appointed J. Kevin Vann to fill a vacancy on the Board of Directors for a term expiring at the 2023 annual meeting of stockholders and until his successor is duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed.

Mr. Vann, as a non-employee director of the Company, will receive the same compensation provided to all non-employee members of the Board of Directors. The compensation of non-employee directors of the Company is described under “Director Compensation” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on May 1, 2023. Accordingly, Mr. Vann will participate in the compensation structure applicable to the entire Board of Directors, as may be amended from time to time.

Item 7.01	Regulation FD Disclosure.

On May 3, 2023, the Company issued a press release announcing the promotion of Mr. Faulkner to Chief Financial Officer of the Company and the appointment of Mr. Vann as a director of the Company. A copy of the press release is being furnished and is attached as Exhibit 99 hereto and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the press release shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and such exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
99	Press Release of Empire Petroleum Corporation dated May 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: May 4, 2023	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

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